Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 4, 2000, relating to the financial statements of Globus Wireless, Ltd. as of October 31, 1999, and the reference to our firm under the caption "EXPERTS" in the Registration Statement.



/s/ James E. Scheifley & Associates, P.C.
   Certified Public Accountants


August 20, 2001
Dillon, Colorado